CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2025, relating to the consolidated financial statements of Heron Therapeutics, Inc. and subsidiaries (the “Company”) as of and for the years ended December 31, 2024 and 2023, and the effectiveness of internal controls over financial reporting as of December 31, 2024, included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024.

/s/ WithumSmith+Brown, PC

Orlando, Florida

May 6, 2025